Exhibit 99.2

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

FOR IMMEDIATE RELEASE

Innophos Advances Strategic Value Chain Repositioning Initiative with Additional

Milestone Strategic Sourcing Arrangements

Initiative Expected to Deliver 10% Adjusted Diluted EPS Improvement by Year-end 2019

Complements Recently Announced Nutrien PPA Agreement to Deliver Greater Supply

Optionality, Security of Supply and an Improved Sustainable Cost Structure

CRANBURY, New Jersey – (July 2, 2018) – Innophos Holdings, Inc. (NASDAQ: IPHS) today announced that as part of its strategic value chain repositioning initiative it has restructured its merchant grade acid (“MGA”) strategic sourcing arrangement with global agricultural leader Nutrien, including a new MGA strategic supply agreement. Combined with the new Nutrien Purified Phosphoric Acid (“PPA”) supply agreement announced earlier today and other internal strategic manufacturing optimization actions, Innophos will meaningfully diversify its supply base, deliver an improved sustainable cost structure and advance Innophos’ previously announced strategic value chain repositioning effort that is expected to deliver a 10% improvement to adjusted diluted EPS by the end of 2019.

Under the terms of the new agreements, Nutrien will supply Innophos with MGA, a key material used in the manufacturing of PPA, from Nutrien’s US-based facility in Aurora, North Carolina and cease sourcing MGA from Nutrien’s facility in Geismar, Louisiana. In addition, Innophos has made significant progress in advancing a multi-faceted program that will increase the self-sufficiency of MGA supply from its own Coatzacoalcos, Mexico facility. These initiatives, combined with Innophos’ deep well capital investment at its PPA manufacturing facility in Geismar, LA, will enable Innophos to utilize multiple MGA sources, increase Innophos’ internal PPA supply, reduce its dependence on any single supplier and lower its overall cost structure.

In addition, as part of Innophos’ commitment to overall social responsibility and good corporate stewardship, Innophos will no longer indirectly participate in a raw material supply chain which sources phosphate rock from the Western Sahara region in Africa, an area from which the Company has not directly purchased raw materials for more than three years.

“These strategic value chain enhancements, combined with our internal manufacturing efforts, meaningfully advance our broader value chain repositioning initiative that is targeted to deliver a 10% improvement to adjusted diluted EPS by the end of FY 2019,” said Kim Ann Mink, Ph.D., Chairman, President and Chief Executive Officer. “The agreements with Nutrien support our transition to a multi-sourcing strategy that improves our cost structure and demonstrates our commitment to be a socially responsible corporate partner. In addition, we are confident that we are now well positioned to secure high-quality raw materials for our Food, Health and Industrial Specialties customers and sustain our leadership position in our core cash-generative phosphate portfolio.”

About Innophos

Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral, enzyme and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. ‘IPHS-G’

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend’, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) global macroeconomic conditions and trends; (2) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (3) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (4) the Company’s ability to implement and refine its Vision 2022 strategic roadmap; (5) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 strategic roadmap and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (6) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (7) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (8) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (9) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (10) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (11) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (12) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (13) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws and (14) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.